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                                                                  EXHIBIT 10.45





                            JOINT VENTURE AGREEMENT


      THIS JOINT VENTURE AGREEMENT (hereinafter referred to as the "Agreement") dated as of the 28th day of October, 1993, is entered into by and among Cornerstone Natural Gas, Inc., a Delaware corporation ("Cornerstone"), and Merit Natural Gas Company, a Texas corporation ("Merit").

                             W I T N E S S E T H:

                                      I.
                                 DEFINITIONS

      As used herein, the following terms shall have the following meanings:

      "BUDGET" means that term as defined in Section 4.2.

      "BUDGET YEAR" means 12 months beginning December 1 of each year.

      "CAPITAL ACCOUNT" means the individual Capital Account maintained for each Joint Venturer on the books of account of the Joint Venture, in a manner which is in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv), and the following:

            (a)   A Joint Venturer's Capital Account shall be credited with
      (i) the amount of cash and the value of any property contributed to the Joint Venture, (ii) such Joint Venturer's allocable share of profits, and (iii) the amount of any Joint Venture liabilities that are expressly assumed by such Joint Venturer or that are secured by any Joint Venture property distributed to such Joint Venturer; and

            (b) A Joint Venturer's Capital Account shall be debited with (i) the amount of cash and the value of any Joint Venture property distributed to such Joint Venturer pursuant to any provision of this Agreement, (ii) such Joint Venturer's allocable share of losses, and
      (iii) the amount of any liabilities of such Joint Venturer that are expressly assumed by the Joint Venture or that are secured by any property contributed by such Joint Venturer to the Joint Venture.

      "DISPOSITION" means any transfer, pledge, mortgage, granting of a security interest or other encumbrance or any other disposition of all or any portion of an Interest (hereinafter defined), whether voluntary or involuntary.

      "INTEREST" means the entire percentage ownership, both legal and beneficial interest of a Joint Venturer in the Joint Venture at any particular time, including the right of such Joint Venturer to any and all benefits to which a Joint Venturer may be entitled as provided in this Agreement, together with the obligations of such


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Joint Venturer to comply with all the terms and provisions of this Agreement, but excluding any rights as a creditor of the Joint Venture.

      "JOINT VENTURERS" means Cornerstone and Merit and their permitted successors and assigns.

      "JOINT VENTURE" means the Joint Venture hereby formed, and as said
Joint Venture may from time to time be constituted, amended and, if necessary, reconstituted.

      "PERSON" means an individual, firm, corporation, partnership, trust or other legal entity.

      "POLICY COMMITTEE" means that term as defined in Section 4.1.

      "PRO RATA SHARE" means a percentage for each Joint Venturer equal to its percentage ownership.

      "TUPA" means the Texas Uniform Partnership Act, Art. 6132b of the Civil Statutes of the State of Texas, as adopted and from time to time amended.

                                      II.
                                   GENERAL

      2.1 FORMATION. The Joint Venturers hereby join in and form the Joint Venture. Except as expressly provided for herein to the contrary, the rights and obligations of the Joint Venturers and the administration and termination of the Joint Venture shall be governed by the TUPA. Each Joint Venturer's Interest in the Joint Venture shall be personal property for all purposes. All real property owned by the Joint Venture shall be deemed owned by the Joint Venture as an entity, and no Joint Venturer shall have any individual ownership rights in such property. Business will commence on December 1, 1993, or as soon thereafter as is practical.

      2.2 NAME.  The name of the Joint Venture is Cornerstone/Merit Joint
Venture.

      2.3 ASSUMED NAME CERTIFICATE. The Joint Venturers shall execute and file of record an appropriate assumed name certificate reflecting that they are doing business under the name of the Joint Venture and any other names under which the Joint Venture shall do business during the continuation of the Joint Venture.

      2.4 PRINCIPAL OFFICE. The principal office of the Joint Venture shall be located at 8080 North Central Expressway, 12th Floor, Dallas, Texas 75206, such location or locations as may be decided upon by the Joint Venturers.



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      2.5 PURPOSE.  The purpose of the Joint Venture is to develop business opportunities for Cornerstone and Merit consistent with their lines of business or appropriate expansions thereof.

      2.6 AUTHORITY. To carry out its purpose and not in limitation thereof, the Joint Venture is empowered and authorized to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of its purpose, and for the protection and benefit of the Joint Venture, in accordance with and subject to the limitations in this Agreement and in accordance with the TUPA.

                                     III.
                     CONTRIBUTIONS TO CAPITAL; LOANS BY

      3.1 INITIAL CAPITAL CONTRIBUTION. Each Joint Venturer shall initially contribute for working capital (the "Initial Contribution") its Pro Rata Share to the Joint Venture in cash or Office Contribution (as hereafter defined) an amount equal to 1/6th of the expenses to be incurred by the Joint Venture pursuant to the Budget for the first fiscal year.

      3.2 OFFICE CONTRIBUTION. Cornerstone shall provide for the Joint Venture an office located at 8080 North Central Expressway, 12th Floor, Dallas, Texas 75206, and Cornerstone will be compensated for providing such office and other services. In addition to providing an office, Cornerstone will also provide the Joint Venture use of its office equipment and secretarial services (collectively the "Office Contribution"). The Office Contribution does not include third party expenses such as long distance calls or expenses other than the use of the office equipment, space made available and secretarial services. The Joint Venturers agree that the initial value of the Office Contribution is $12,000.00 per year (the "Initial Value"). Cornerstone will receive credit for the Office Contribution by deducting 1/6th of the Initial Value from its obligation to make the Initial Contribution, and thereafter the remaining balance in the initial Budget Year and each subsequent year will be credited against contribution in equal increments so that a full credit is received by Cornerstone each year. The value of the Office Contribution will be reviewed yearly and appropriately adjusted by the Policy Committee.

      3.3 JOINT VENTURER'S INTEREST. The initial share of Cornerstone's Interest in the Joint Venture shall be 60 percent and the initial share of Merit's Interest in the Joint Venture shall be 40 percent.

      3.4 MONTHLY CONTRIBUTIONS. At the beginning of each month, each Joint Venturer shall be obligated to contribute to the Joint Venture each Joint Venturer's Pro Rata Share of the required working capital so that the Joint Venture may pay its current obligations timely. Cornerstone will bill monthly for such


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contribution, but the required contribution cannot exceed the Budget without prior approval of the Policy Committee.

      3.5 JOINT VENTURER LOANS. The Joint Venture shall be authorized to borrow money, including, if necessary, from any Joint Venturer or any related Person for authorized Joint Venture purposes to the extent deemed required. The amount of any loan made to the Joint Venture by a Joint Venturer shall not be considered an increase in such Joint Venturer's Capital Account or otherwise a contribution to the Joint Venture, nor shall the making of such loan affect the Interests. No Joint Venturer shall be obligated to make any loans to the Joint Venture. No loan will be made without the consent of the Policy Committee.

      3.6 RETURN OR WITHDRAWAL OF CAPITAL CONTRIBUTIONS; DISTRIBUTIONS.

     Except as otherwise expressly provided in this Agreement, none of the Joint Venturers shall be entitled to demand a refund or return of any capital contributions or to withdraw any part of its Capital Account nor to receive any distribution from the Joint Venture. No Joint Venturer shall be personally liable for the return of the capital contributions of the other Joint Venturer, or any portion thereof, it being expressly understood that any such return shall be made solely from Joint Venture assets. No Joint Venturer shall have the right to demand or receive property other than cash for its Interest.

                                      IV.
                       OVERALL MANAGEMENT AND CONTROL

      4.1 POLICY COMMITTEE. The policies of the Joint Venture shall be determined by a Policy Committee, which shall be vested with the control and direction of the affairs of the Joint Venture and shall be organized and function as set forth below:

            (a) The Policy Committee shall consist of four persons, two of whom shall be appointed by Cornerstone and two of whom shall be appointed by Merit. The initial members designated by Cornerstone are Kelcy Warren and Ray Davis; and the initial members designated by Merit are Wayne Packard and Ted Collins. Kelcy Warren shall serve as chairman of the Policy Committee (the "Chairman") until such time as his successor shall be designated by the Policy Committee. Each member of the Policy Committee shall be vested by the Joint Venturer appointing him with the authority to vote and act at meetings of the Policy Committee. If one of the respective members named above dies, resigns, is removed by the Joint Venturer appointing him, or becomes incapacitated or otherwise unable or unwilling to perform and discharge his duties as a member of the Policy Committee, the Joint Venturer which appointed him shall name and appoint a successor member by written notice, signed by an


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      appropriate representative of such Joint Venturer and delivered to the other Joint Venturers.

            (b) Any matter which is proper for consideration by the Policy Committee may be considered and acted upon at a meeting held for that purpose. A meeting of the Policy Committee can be called by the Chairman any time, and a meeting shall be called by him upon request of any Joint Venturer. The Chairman shall give each member notice at least 48 hours in advance of each meeting. Any member of the Policy Committee who will not be present at a meeting may vote on any items to be considered at such meeting by telephone communication, through the Chairman, by mail, facsimile or telegram, addressed to the Chairman, or by proxy, and if such vote has not been received by the Chairman prior to the meeting, the Chairman shall poll such absent member by telephone or other means and his vote shall be recorded in the minutes of the meeting. The vote of each member present on any question submitted to the meeting shall also be recorded in the minutes. The presence of all voting members of the Policy Committee (either actually or constructively in the manner provided above) shall be necessary to constitute a quorum of the Policy Committee. Except as otherwise provided herein, all actions taken by the Policy Committee shall require the affirmative vote of at least a majority of the members thereof. All meetings of the Policy Committee shall be held in such places as have been agreed upon by the members thereof. Minutes shall be kept of all meetings of the Policy Committee and all actions taken by the Policy Committee by written communications without a meeting.

            (c) The Policy Committee may take action without an assembled meeting by communications between the Chairman and the other members. Any matter or matters may be submitted by the Chairman by giving each member notice by mail, facsimile, telegram or telephone (confirmed in writing as soon thereafter as practical). Each member may communicate his vote thereon to the Chairman by mail, facsimile, telegram or telephone (confirmed in writing as soon thereafter as practical). All actions so taken by the Policy Committee without an assembled meeting shall require the affirmative vote of all members thereof.

            (d) The members of the Policy Committee shall serve without compensation, but each member shall be entitled to reimbursement from the Joint Venture of all third party expenses actually and reasonably incurred in connection with the performance of his duties.

            (e) No member of the Policy Committee shall be liable for any act or omission of any other member thereof, nor for any act or omission on his own part, excepting his own willful


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      misconduct or gross negligence.  Each Joint Venturer shall indemnify and hold harmless each member of the Policy Committee designated by it against any and all expenses and liabilities arising out of his membership except only expenses and liabilities arising out of such member's own willful misconduct or gross negligence.

      4.2 BUDGET. Sixty days prior to the beginning of each fiscal year, the Policy Committee shall prepare a Budget for the upcoming fiscal year for all the reasonable and necessary expenses to be incurred by the Joint Venture. The expenses of the Joint Venture shall not exceed the Budget without the express written consent of the Policy Committee. If the Policy Committee cannot agree on a Budget or does not approve expenses in excess of the Budget pursuant to this Section, the Joint Venture will terminate pursuant to Article IX.

      4.3 LIABILITY. None of the Joint Venturers shall be liable to the Joint Venture or any other Joint Venturer for any act or omission performed or omitted pursuant to any authority granted to it by this Agreement, other than for its material breach of any of its material obligations under this Agreement, fraud, bad faith, willful malfeasance or gross negligence. No Joint Venturer shall have any obligation to loan, advance or contribute any amounts to the Joint Venture (whether any deficit exists or otherwise) other than its obligations to pay capital contributions as called for in Article
III. The Joint Venture shall and hereby does indemnify and save harmless each Joint Venturer, and their agents and employees, as the case may be, from any loss, damage, claim or liability, including, but not limited to, reasonable attorneys' fees and expenses, incurred by it by reason of any act performed on behalf of the Joint Venture or in furtherance of the Joint Venture's interests other than breach of any material obligation under this Agreement, fraud, bad faith, willful malfeasance or gross negligence.

                                      V.
                                 WAYNE PACKARD

      5.1 EMPLOYMENT AGREEMENT. The Joint Venture shall enter into an employment agreement with Wayne Packard in such form and substance as approved by the Policy Committee.

      5.2  FUTURE JOINT VENTURES.

            (a) If the Joint Venture discovers, develops, finds or is the recipient of a proposed business transaction (a "J.V. Proposal"), each Joint Venturer shall have the right to participate pro rata in any such J.V. Proposal. The Joint Venture will give prompt notice (the "Initial Notice") to the Joint Venturers of any J.V. Proposal within five (5) business


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      days after the terms are sufficiently established so that an informed investment decision can be made.

            (b) If a Joint Venturer wishes to exercise its right to participate in a J.V. Proposal, such Joint Venturer must give written notice to the other Joint Venturer within 30 days after receipt of the Initial Notice. If a Joint Venturer does not accept such J.V. Proposal by giving written notice within the 30 days after receipt of the Initial Notice to the other Joint Venturer, such Joint Venturer will be deemed to have rejected the right to participate in such J.V. Proposal.

            (c) If all Joint Venturers elect to participate in the J.V. Proposal they will have a right to participate based on their Pro Rata Share, unless a specific written agreement by the parties provides to the contrary.

            (d) If either Joint Venturer decides not to participate in any such J.V. Proposal, the other Joint Venturer shall be able to participate in the J.V. Proposal if such Joint Venturer has timely given its written notice of acceptance.

            (e) Each Joint Venturer may sell, assign or dispose of all or a portion of their Pro Rata Share of such J.V. Proposal without the consent of the other Joint Venturer.

            (f) Each J.V. Proposal that is accepted shall be pursuant to a separate joint venture agreement, in such form as the participants agree.

                                      VI.
                        DISTRIBUTIONS AND ALLOCATIONS

      6.1 DISTRIBUTIONS. Cash available for distribution shall be distributed in accordance with each Joint Venturer's Pro Rata Share and in accordance with procedures established by the Policy Committee.

      6.2 ALLOCATIONS. In general, all items of income, loss, gain, deductions and credit shall be allocated in accordance with each Joint Venturer's Pro Rata Share.

      6.3 CONTRIBUTED PROPERTY. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Joint Venture shall, solely for tax purposes, be allocated among the Joint Venturers so as to take account of any variation between the adjusted basis of such property to the Joint Venture for federal income tax purposes and its initial book value. In the event the book value of any Joint Venture property is adjusted, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any


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variation between the adjusted basis of such asset for federal income tax purposes and such book value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Joint Venturers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this subsection (c) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Joint Venturer's Capital Account or share of profits, losses, other items, or distributions pursuant to any provision of this Agreement.

                                     VII.
                           JOINT VENTURE ACCOUNTING

      7.1 METHOD OF ACCOUNTING. The Joint Venture accounts, books and records shall be kept by the method of accounting as chosen by the Policy Committee.

      7.2 FISCAL YEAR AND BUDGET YEAR. The fiscal year of the Joint Venture shall be the calendar year, but for purposes of the Budget Year, it will be a 12 month period beginning December 1 of each year.

      7.3 CAPITAL ACCOUNTS. A Capital Account shall be established for each Joint Venturer.

      7.4 INTEREST. No interest shall be paid to any Joint Venturer on its capital contributions.

      7.5 BANK ACCOUNTS. The Joint Venture shall maintain such bank accounts and at such financial institutions as the Policy Committee shall determine. Checks shall be drawn for Joint Venture purposes only. All money received by the Joint Venture shall be deposited in such account or accounts.

      7.6  JOINT VENTURE RECORDS.

            (a) The Policy Committee shall maintain, or cause to be maintained, at the expense of the Joint Venture, complete and accurate records and books of account of all transactions, matters and things relating to the Joint Venture's business as are usually entered into books of account kept by persons engaged in a business of a like character.

            (b) All of such records and books of account, together with all other documents and files of the Joint Venture, and all correspondence shall, at all times, be kept at the main office of the Joint Venture (to which the Joint Venturers shall have reasonable access), and all such records, books of account, documents and files shall be the exclusive property of the Joint Venture. In the event of the termination of the


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      Joint Venture Interest of any Joint Venturer, all such records, books of account, documents and files shall remain in the exclusive possession of the Joint Venture. At any time, and from time to time, while the Joint Venture continues and until its complete liquidation (but only during reasonable business hours), each Joint Venturer may fully examine, inspect, make copies of and audit the Joint Venture's books, records, accounts and assets, including, but not limited to, bank balances, or cause an audit to be made by any competent accountant or other professional employed by it at its expense. Upon the complete liquidation of the Joint Venture, the Joint Venture's records, books of account, documents and files shall be maintained in such manner and for such period as the Joint Venturers shall determine, and all Joint Venturers shall have access to same during reasonable business hours with at least one business day's notice.

      7.7 ELECTION. Unless such election already has been made and is in effect, or unless the Joint Venture is precluded from doing so, the Policy Committee, at the request of the successor in interest of a Joint Venturer, and at the request of a substitute Joint Venturer, shall file on behalf of the Joint Venture an election under Section 754 of the Code, as provided for in Sections 734 and 743 thereof. If such an election is filed, the Joint Venture will be required to provide additional accounting or tax information with respect to any adjustment to basis for any Joint Venturer, provided such information is reasonably within the Joint Venture's knowledge.

      7.8 TAX RETURNS. The Policy Committee shall cause to be prepared all tax returns which the Joint Venture is required to file, and shall file such returns within the time prescribed by law (including extensions) for the filing of each such return.

      7.9 TAX MATTERS JOINT VENTURER. Cornerstone is hereby designated as the Tax Matters Joint Venturer for the Joint Venture for purposes of
Section 6231(l)(7) of the Internal Revenue Code of 1986, as amended, with respect to operations conducted by the Joint Venturer during the period that Cornerstone is a Joint Venturer. The Tax Matters Joint Venturer shall comply with the requirements of Sections 6221 through 6232, of the Internal Revenue Code of 1986, as amended.

                                     VIII.
                            TRANSFERS OF INTERESTS

      8.1 DISPOSITIONS. No Joint Venturer may sell, assign, give, devise, pledge, encumber or in any other manner transfer all or any portion of its Joint Venture Interest unless such Joint Venturer shall have first received the prior written consent of each other Joint Venturer, which consent may be withheld in the absolute and total discretion of each Joint Venturer.


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      8.2  INVOLUNTARY DISPOSITION.  Prior to or upon any involuntary
Disposition of a Joint Venturer's Interest, whether by bankruptcy or otherwise, and as far in advance as is practicable prior to declaring bankruptcy under the U.S. Bankruptcy Code, such Joint Venturer shall immediately send notice thereof to the other Joint Venturer, disclosing in full the nature and details of such event. Such threatened, imminent or actual involuntary Disposition or declaration of bankruptcy shall constitute the granting to the other Joint Venturers of an option to purchase the Interest of such Joint Venturer, which option must be exercised no later than 60 days from the delivery of notice thereof. The other Joint Venturer shall have the right to cause the Joint Venture to be dissolved and liquidated.

                                      IX.
                                 DISSOLUTION

      9.1 DISSOLUTION. The Joint Venture shall be dissolved upon the first of the following to happen:

            (a) The withdrawal, dissolution, bankruptcy or termination of any Joint Venturer;

            (b)   Upon 30 days' written notice to the other Joint Venturer;

            (c) The failure of the Policy Committee to agree to a Budget or approve expenses in excess of the Budget;

            (d)   There being only one Joint Venturer;

            (e)   A decree of a court;

            (f) The occurrence of any other circumstance which, by law, would require that the Joint Venture be dissolved; or

            (g) In any event, the date 50 years from the effective date hereof.

      9.2 LIQUIDATION. Upon such dissolution, an accounting shall be made of the account of the Joint Venture, of each Joint Venturer and of the Joint Venture's assets, liabilities and operations from the date of the last previous accounting to the date of such dissolution. Upon any such dissolution not followed by a reconstitution, the Policy Committee or such person as shall be designated by the Joint Venturers shall act as Liquidating Trustee and immediately proceed to terminate and liquidate the business of the Joint Venture. The assets shall be applied to the following purposes in the following order:



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            (a)   To pay or provide for all amounts owing by the Joint Venture to creditors other than Joint Venturers and for expenses of winding up;

            (b) To pay or provide for all amounts owing by the Joint Venture to Joint Venturers other than for capital and profits;

            (c) To the Joint Venturers, in amounts equal to the positive balances, if any, remaining in their respective Capital Accounts; and

            (d) To the Joint Venturers in proportion to the Joint Venturer's respective Interests, as those have changed from time to time pursuant to this Agreement or otherwise.

      9.3 J.V. PROPOSALS. If at the time of the dissolution of the Joint Venture there is any J.V. Proposal being worked on by Wayne Packard and if the Joint Venture has rights to such J.V. Proposal when finally developed, such J.V. Proposal or J.V. Proposals shall be made available to each Joint Venturer and shall be subject to the same provisions as provided by Section 5.2 of this Agreement.

      9.4 RECONSTITUTION. Notwithstanding anything to the contrary contained in or inferred from the above, if upon the dissolution of the Joint Venture at least two of the Joint Venturers elect to reconstitute the Joint Venture, same shall not be liquidated but rather shall be reconstituted and shall continue in accordance with the terms, provisions and conditions of this Agreement; provided, however, that those Joint Venturers who do not become a member of the reconstituted Joint Venture shall be entitled to receive from the Joint Venture an amount equal to the fair market value of their respective Joint Venture Interests. Immediately following such reconstitution, the Interests of the withdrawing Joint Venturers shall be allocated among the remaining Joint Venturers in accordance with the ratio that the Interests of the remaining Joint Venturers bear to each other.

      9.5 NEGATIVE CAPITAL ACCOUNTS. If, after the application of the assets of the Joint Venture under Paragraph 9.2(b), and the allocation to the Joint Venturers of all items of income, loss, gain, deduction and credit under
Section 6.2, any Joint Venturer has a negative Capital Account, such negative Capital Account shall not be an asset of the Joint Venture or a liability of a Joint Venturer. The foregoing shall not affect the liability of the Joint Venturers as general partners of the Joint Venture for the recourse liabilities of the Joint Venture nor the right of one of the Joint Venturers to contribution from the other in the event it pays more than its pro rata share of any liability or lends to the Joint Venture an amount necessary to pay any such liabilities.


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      9.6 DISTRIBUTIONS-IN-KIND.  In the event all or part of the Joint
Venture assets are distributed in kind at the time of liquidation, for purposes of determining the balance in any Joint Venturer's Capital Account, any such Joint Venture asset shall be deemed sold by the Joint Venture for the amount of such asset's fair market value, and any gain or loss realized on such deemed sale shall be properly charged to the Capital Accounts of the Joint Venturers.

      9.7 CONTINUING OBLIGATION. Except as provided in this Agreement, no dissolution of the Joint Venture shall release or relieve any of the Joint Venturers, or any of their respective successors or assigns, from any previous breach or default of, or from any obligations theretofore incurred or accrued under, any of the provisions of this Agreement nor, except to the extent otherwise expressly provided herein, shall any Joint Venturer, or any of her or its respective successors or assigns, be relieved from its respective obligations hereunder, and all such obligations and all breaches and defaults relating to such obligations shall survive despite such dissolution.

                                      X.
                                MISCELLANEOUS

      10.1 RECIPIENT OF DISTRIBUTIONS AND PAYMENTS. All distributions and payments of cash or property to be made pursuant to the provisions of this Agreement shall be made directly to the parties who are entitled thereto at their respective addresses indicated in the records of the Joint Venture or at such other address as shall have been set forth in a notice sent pursuant to the provisions of Section 10.2 hereof.

      10.2 COMMUNICATIONS. Except as otherwise expressly provided in this Agreement, any election, approval, consent, objection, request, waiver, notice or other document required or permitted to be made or given pursuant to any provision of this Agreement, shall be deemed duly made or given, as the case may be, if in writing, signed by or on behalf of the person making or giving the same, and shall be deemed completed when either (a) personally delivered (with receipt acknowledged by the recipient), or (b) sent by electronic facsimile, provided a copy of such document is sent to such party the same day by one of the other methods set forth herein, or (c) deposited for delivery by Federal Express or other similar overnight courier service; addressed to the Person or Persons to whom such election, approval, consent, objection, request, waiver, notice or other document is to be made or given at their respective addresses, as follows:

                  1. in the case of the Joint Venturers, at the addresses indicated in the records of the Joint Venture;



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                  2.    in the case of the Joint Venture, notice to all Joint
            Venturers shall be sufficient to constitute notice to the Joint Venture.

Any party hereto shall have the right to change its address hereunder by sending notice to all other parties hereto pursuant to this Section.

      10.3 ENTIRE AGREEMENT; APPLICABLE LAW; EFFECT. This Agreement contains the entire agreement by and among the parties with respect to the ownership and operation of the Joint Venture. This Agreement shall be construed, enforced and governed in conformity with the laws of the State of Texas and the TUPA, without giving effect to principles of conflicts of law, and shall be binding upon the parties hereto, their successors, heirs, devisees, permitted assigns, legal representatives, executors and administrators, but shall not be deemed for the benefit of creditors or any other Persons.

      10.4 MODIFICATION; WAIVER OR TERMINATION. Except as otherwise expressly provided in this Agreement, no modification, waiver or termination of this Agreement, or any part hereof, shall be effective unless made in writing signed by the party or parties sought to be bound thereby, and no failure to pursue or elect any remedy shall constitute a waiver of any default under or breach of any provision of this Agreement, nor shall any waiver of any default under or breach of any provision of this Agreement be deemed to be a waiver of any other subsequent similar or different default under or breach of such or any other provision or of any election or remedies available in connection therewith. Receipt by any party of any money or other consideration due under this Agreement, with or without knowledge of any breach of default, shall not constitute a waiver of such breach or default of any provision of this Agreement.

      10.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts and, notwithstanding that all of the parties did not execute the same counterpart, each of such counterparts shall, for all purposes, be deemed to be an original, and all of such counterparts shall constitute one and the same instrument binding on all of the parties hereto.

      10.6 SEPARABILITY. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

      10.7 ARTICLE AND SECTION HEADINGS. Article and section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference, and shall not be construed


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in any way to define, limit, extend or describe the scope of any of the provisions hereof.

      10.8 WORD MEANINGS. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

      10.9 SURVIVAL OF COVENANTS, ETC. The covenants and other statements set forth in this Agreement shall survive execution and delivery hereof and making of the capital contributions provided for herein. All of the same shall be deemed to be independently material and to have been relied upon by the party or parties to whom made.

      10.10 FURTHER ACTIONS. Each of the Joint Venturers shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the provisions hereof.

                                      XI.
                              RIGHT TO COMPETE

      11.1 RIGHT TO COMPETE. Neither Joint Venturer shall be prevented or limited in any way from originating or participating in business opportunities or projects on its own even if such business opportunity or project would have been an appropriate business opportunity or project of this Joint Venture or will compete with this Joint Venture. It is understood that each Joint Venturer has the right to compete with the other and with this Joint Venture, except no Joint Venturer may use knowledge or information developed by the Joint Venture to compete with the Joint Venture by utilizing such information.

      Executed as of the 28th day of October, 1993.



                                          CORNERSTONE NATURAL GAS, INC.


                                          By:  ___________________________
                                          Name:___________________________
                                          Title:__________________________


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








                                          MERIT NATURAL GAS COMPANY



                                          By:  ___________________________
                                          Name:___________________________
                                          Title:__________________________




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